                                                                Exhibit 10(ii)29

                                Amendment No. 2

          This Amendment No. 2 (this "Amendment") to the Second Amended and Restated Credit Agreement, dated as of September 27, 2001 (the "Amendment Effective Date"), is entered into among The IT Group, Inc., a Delaware corporation (the "Company"), IT Corporation, a California corporation and a wholly-owned subsidiary of the Company ("ITC"), OHM Corporation, an Ohio corporation and a wholly-owned subsidiary of the Company ("OHM"), OHM Remediation Services Corp., an Ohio corporation and wholly-owned subsidiary of OHM ("OHM Remediation"), Beneco Enterprises, Inc., a Utah corporation and wholly-owned Subsidiary of OHM ("Beneco" and together with the Company, ITC, OHM and OHM Remediation, collectively, the "Borrowers"), the Lenders (as defined below) party hereto and Citicorp USA, Inc., a Delaware corporation, in its capacity as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), and amends the Second Amended and Restated Credit Agreement dated as of March 7, 2000 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrowers, the institutions from time to time party thereto as Lenders (the "Lenders"), the institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), the Administrative Agent, Fleet National Bank, a national banking association, in its capacity as documentation agent for the Lenders and the Issuing Banks and Royal Bank of Canada and Credit Lyonnais New York Branch, in their respective capacities as co-agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as in effect on the date hereof without giving effect to this Amendment unless otherwise expressly stated.

                             W i t n e s s e t h:

          Whereas, the Company has requested that the Administrative Agent and the Requisite Lenders amend Sections 10.1 (Minimum Consolidated Net Worth), 10.2 (Minimum Fixed Charge Coverage Ratio), 10.3 (Minimum Interest Coverage Ratio) and 10.4 (Maximum Leverage Ratio) of the Credit Agreement (collectively, the "Specified Covenants") for the third and fourth fiscal quarters of Fiscal Year 2001;

          Whereas, ITC desires (a) to contribute certain parcels of land (the "Transferred Properties") to the capital of four newly-created, wholly-owned limited liability companies organized under the law of a state of the United States acceptable to the Administrative Agent in its sole discretion exercised reasonably (collectively, the "CP Subsidiaries") and (b) to contribute all Capital Stock in these CP Subsidiaries to a newly-created, wholly-owned foreign Subsidiary of the Company ("CP Holdings") (collectively, the "Specified Transactions"); and the Company has requested that the Administrative Agent and the Requisite Lenders make the appropriate amendments to the Credit Agreement to permit the Specified Transactions; and

          Whereas, the Administrative Agent and the undersigned Lenders (constituting the Requisite Lenders) have agreed (a) to amend the Specified Covenants, (b) to amend other terms of the Credit Agreement as set forth herein (to permit the Specified Transactions and to make certain other amendments), in each case subject to certain conditions set forth below;

          Now, Therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.  Amendments

          The Credit Agreement is, effective as of the Amendment Effective Date (but subject to the satisfaction (or due waiver) of the conditions set forth in Section 2 (Conditions Precedent to the Effectiveness of this Amendment) hereof), hereby amended as follows:

          (a)  Amendment to Article I (Definitions)

                    (i) The following definitions for the following terms are hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section and, if applicable, the following definitions shall replace in their entirety all existing definitions for the following terms in such section:

                    "California Properties" means each of the following parcels of Real Property owned by ITC prior to its transfer to a CP Subsidiary, and in each case as more specifically identified to the Administrative Agent prior to October 31, 2001: (a) forty-one acres (approximately) located at the Vine Hill site, near Martinez, California, (b) thirty acres (approximately) located at the Baker site near Martinez, California, (c) two-hundred and fifty acres (approximately) located at the Panoche site near Benicia, California and (d) one thousand nine hundred and thirty acres (approximately) located adjacent to Interstate 680 near Benicia, California.

                    "CP Holdings" means a direct Subsidiary of ITC, wholly-owned by ITC and organized and existing under the laws of a jurisdiction acceptable to the Administrative Agent and with a corporate form and organizational documents acceptable to the Administrative Agent.

                    "CP Subsidiaries" means each of four limited liability companies, wholly-owned Subsidiaries of CP Holdings and organized and existing under the law of a state of the United States acceptable to the Administrative Agent in its sole discretion exercised reasonably and with organizational documents acceptable to the Administrative Agent.

                    "EBITDA" means, for any period on a consolidated basis for the Company and its Subsidiaries other than the Leachate Subsidiary and Keystone (but only if such Subsidiaries have been designated Unrestricted Subsidiaries), (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) depreciation, amortization expense and other non-cash charges, (C) interest expense to the extent deducted in the determination of Consolidated Net Income, (D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses and losses in respect of discontinued operations which have been deducted in the determination of Consolidated Net Income, (F) solely for the fiscal quarter ending December 31, 2000, to the extent included in the calculation of Consolidated Net Income for such period, (x) the aggregate amount of accounts receivable (or other contractual rights to payment) written off by the Company and its Subsidiaries in such period, up to a maximum amount of $35,000,000 plus (y) the aggregate amount of loss incurred by the Company and its Subsidiaries in such period due to the sale of all of the equity interest of IT International Operations, Inc. in Chi Mei International Technology Co., Ltd., up to a maximum amount of $3,000,000 and (G) solely for the fiscal quarter ending December 31, 2001, to the extent included in the calculation of Consolidated Net Income for such period, the aggregate amount of accounts receivable (or other contractual rights to payment) written off by the Company and its Subsidiaries in such period, up to a maximum amount of $18,000,000, minus (ii) extraordinary gains and gains in respect of discontinued operations not already excluded from the determination of Consolidated Net Income.

                    "Maximum Subsidiary/Joint Venture Investment Amount" means, without duplication, (i) the sum of (A) all cash Investments made by the Loan Parties (other than Immaterial Subsidiary Guarantors) after February 25, 1998 in any Permitted Joint Venture or any Subsidiary of the Company that is an Immaterial Subsidiary Guarantor or that is not a Loan Party, (B) the amount of outstanding Accommodation Obligations incurred by the Loan Parties (other than Immaterial Subsidiary Guarantors) in respect of obligations of any Permitted Joint Venture or any Subsidiary of the Company that is an Immaterial Subsidiary Guarantor or that is not a Loan Party and (C) the amount of consideration paid by the Loan Parties (other than Immaterial Subsidiary Guarantors) in connection with Permitted Acquisitions made prior to the Effective Date pursuant to clause (ii) of the definition thereof in the Original Credit Agreement less (ii) the sum of any cash dividends or other cash distributions (but not intercompany loans) received by the Loan Parties (other than Immaterial Subsidiary Guarantors) in respect of the Capital Stock of any such Permitted Joint Venture or Subsidiary after February 25, 1998.

                    "Subsidiary Guarantor" means 37-02 College Point Boulevard, LLC, Advanced Analytical Solutions, Inc., American Landfill Supply Co., The Dorchester Group, LLC, EMCON, Emcon Industrial Services, Inc., Empire State I, LLC, Empire State II, LLC, Gradient Corporation, Groundwater Technology, Inc. (f/k/a Fluor Daniel GTI, Inc.), IT Alaska, Inc. (f/k/a EMCON Alaska, Inc.), IT C & V Operations, Inc., IT Corporation of North Carolina, Inc., IT E & C Operations, Inc. (f/k/a PEG Acquisition Corp.), IT Environmental and Facilities, Inc., IT International Holdings, Inc., IT International Investments, Inc. (f/k/a Fluor Daniel GTI International, Inc.), IT International Operations, Inc., IT Investment Holdings, Inc., IT Japan Services, Inc., IT Korea Services, Inc., IT-Tulsa Holdings, Inc., Jellinek, Schwartz & Connolly, Inc., JSC International, Inc., Kato Road LLC, Keystone Recovery, Inc., Landbank, Inc., Landbank Environmental Properties, LLC, Landbank Remediation Corp., LFG Specialties, Inc., Monterey Landfill Gas Corporation, National Earth Products, Inc., Northeast Restoration Company, LLC, Organic Waste Technologies, Inc., Pacific Environmental Group, Inc., PHR Environmental Consultants, Inc., Sielken, Inc., Universal Professional Insurance Company ("UPIC"), Wehran-New York, Inc., CP Holdings, each CP Subsidiary, each other Material Subsidiary of the

          Company and each other Subsidiary of the Company that becomes a party to a Subsidiary Guaranty.

          (b)  Amendments to Article VI (Representations and Warranties)

                    (i) clause (ff) of Section 6.1 (Representations and Warranties from and after the Effective Date) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                         (ff) No Unrestricted Material Domestic Subsidiary. None of the Subsidiaries listed on Schedule 1.01.10 would be a Material Subsidiary if such Subsidiary was not listed on such Schedule 1.01.10 and was not otherwise an Unrestricted Subsidiary, other than Subsidiaries organized under the law of a jurisdiction outside of the United States of America.

                    (ii) Section 6.2 (Subsequent Funding Representations and Warranties) of the Credit Agreement is hereby amended by deleting the roman numeral "(i)" in the eighth line thereof.

          (c)  Amendments to Article IX (Negative Covenants).

                    (i) Section 9.2 (Sales of Assets) of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (c) thereof, replacing the period at the end of clause (d) thereof with "; and" and adding the following new clause (e) at the end thereof:

          (e) ITC shall be permitted to contribute (i) on and after the date the Administrative Agent shall have received, each in form and substance satisfactory to the Agents, Subsidiary Guaranties and appropriate opinions of counsel, in each case for each of the CP Subsidiaries (and such additional documentation as the Agents or the Requisite Lenders may reasonably require in respect of such contribution), the California Properties to the capital of each of the CP Subsidiaries and (ii) on and after the date the Administrative Agent shall have received, each in form and substance satisfactory to the Agents, Subsidiary Guaranties and appropriate opinions of counsel, in each case for CP Holdings and each of the CP Subsidiaries (and such additional documentation as the Agents or the Requisite Lenders may reasonably require in respect of such contribution), all (but not part) of the Capital Stock of the CP Subsidiaries to the capital of CP Holdings.

                    (ii) clause (d) of Section 9.4 (Investments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                         (d) Investments by (i) the Company in any Subsidiary of the Company that is a Loan Party (other than an Immaterial Subsidiary Guarantor) or by any such Loan Party in the Company or in any other such Loan Party, (ii) the Loan Parties (other than the Immaterial Subsidiary Guarantors) in connection with a Permitted Acquisition, provided, however, that no such Investment shall be made in connection with a Permitted Acquisition completed during the period from September 27, 2001 through March 29, 2002, and (iii) the Loan Parties (other than the Immaterial Subsidiary Guarantors) in other Subsidiaries of the Company that are Immaterial Subsidiary Guarantors or that are not Loan Parties or in Permitted Joint Ventures, which Investments shall not cause (together with any Accommodation Obligations made pursuant to Section 9.5(d) and any Permitted Acquisitions made prior to the Effective Date pursuant to clause (ii) of the definition thereof in the Original Credit Agreement) the Maximum Subsidiary/Joint Venture Investment Amount to exceed $40,000,000 in the aggregate at any time; and

                    (iii) clause (d) of Section 9.5 (Accommodation Obligations) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           (d) Accommodation Obligations of (i) the Company in respect of any Subsidiary of the Company that is a Loan Party (other than an Immaterial Subsidiary Guarantor) or of any such Loan Party in respect of the Company or any other such Loan Party or (ii) the Loan Parties (other than the Immaterial Subsidiary Guarantors) in respect of any other Subsidiary of the Company that is an Immaterial Subsidiary Guarantor or that is not a Loan Party or of any Permitted Joint Venture, which Accommodation Obligations shall not cause (together with any Investments made pursuant to Section 9.4(d) and any Permitted Acquisitions made prior to the Effective Date pursuant to clause (ii) of the definition thereof in the Original Credit Agreement) the Maximum Subsidiary/Joint Venture Investment Amount to exceed $40,000,000 in the aggregate at any time; and

                    (iv) Section 9.7 (Conduct of Business; Subsidiaries; Permitted Acquisitions) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                    Except in connection with a Permitted Acquisition, neither the Company nor any of the Restricted Subsidiaries shall engage in any business other than the businesses engaged in by such Borrower on the date hereof and any business or activities which are substantially similar or complementary thereto. The Company shall not create, capitalize or acquire any Subsidiary or Permitted Joint Venture after the date hereof except in connection with (i) a Permitted Acquisition or (ii) in connection with the designation of an Unrestricted Subsidiary. The Company and the Restricted Subsidiaries shall not enter into any transaction or series of transactions in which it acquires all or any significant portion of the assets of another Person except for Permitted Acquisitions made by such Borrower and Subsidiaries of such Borrower; provided, however, that no such Permitted Acquisition shall be completed during the period from September 27, 2001 through March 29, 2002. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any Subsidiary of the Company shall engage in the business of owning or operating (as the principal licensee) any facility principally involved in the on-going commercial disposal of "hazardous waste" (as defined under the Solid Waste Disposal Act, 42 U.S.C. (S)(S) 6901 et seq., as amended, and any successor statute). Notwithstanding the foregoing, (a) ITC shall be permitted to create the CP

          Subsidiaries and CP Holdings, each of which shall conduct no business other than holding the California Properties and the Capital Stock of the CP Subsidiaries, respectively and (b) ITC shall be permitted to contribute (x) the California Properties to the capital of each CP Subsidiary and (y) all (but not part) of the Capital Stock of the CP Subsidiaries to the capital of CP Holdings.

          (d)  Amendments to Article X (Financial Covenants)

                    (i) Section 10.1 (Minimum Consolidated Net Worth) of the Credit Agreement is hereby amended by replacing the dollar amounts set forth in the table therein opposite the following time periods with the dollar amounts set forth below:

-----------------------------------------------------------------------------------------------
                                Period                                          Minimum
===============================================================================================
The last day of the Third Fiscal Quarter of the Fiscal Year 2001 to           $250,000,000
the last day of the Fourth Fiscal Quarter of Fiscal Year 2001
-----------------------------------------------------------------------------------------------
The last day of the Fourth Fiscal Quarter of the Fiscal Year 2001 to          $250,000,000
the last day of the First Fiscal Quarter of Fiscal Year 2002
-----------------------------------------------------------------------------------------------

                    (ii) Section 10.2 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement is hereby amended by replacing the ratios set forth in the table therein opposite the following time periods with the ratios set forth below:

-----------------------------------------------------------------------------------------------
                             Fiscal Quarter                                   Minimum Ratio
===============================================================================================
For the Third Fiscal Quarter of Fiscal Year 2001                               1.25 to 1.0
-----------------------------------------------------------------------------------------------
For the Fourth Fiscal Quarter of Fiscal Year 2001                              1.25 to 1.0
-----------------------------------------------------------------------------------------------

                    (iii) Section 10.3 (Minimum Interest Coverage Ratio) of the Credit Agreement is hereby amended by replacing the ratios set forth in the table therein opposite the following time periods with the ratios set forth below:


                            Fiscal Quarter                                    Minimum Ratio
===============================================================================================
For the Third Fiscal Quarter of Fiscal Year 2001                               1.80 to 1.0
-----------------------------------------------------------------------------------------------
For the Fourth Fiscal Quarter of Fiscal Year 2001                              1.85 to 1.0
-----------------------------------------------------------------------------------------------

                                                              The It Group, Inc.
                                                                 Amendment No. 2

                    (iv) Section 10.4 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended by replacing the ratios set forth in the table therein opposite the following time periods with the ratios set forth below:

     ------------------------------------------------------------------------------------------
                                    Fiscal Quarter                           Maximum Ratio
     ==========================================================================================
     For Third Fiscal Quarter of Fiscal Year 2001                             5.50 to 1.0
     ------------------------------------------------------------------------------------------
     For Fourth Fiscal Quarter of Fiscal Year 2001                            5.20 to 1.0
     ------------------------------------------------------------------------------------------

     Section 2.    Conditions Precedent to the Effectiveness of this Amendment

          This Amendment shall become effective as of the Amendment Effective Date on or after the date (the "Conditions Satisfaction Date" and, together with the Amendment Effective Date, the "Amendment Dates") when the Administrative Agent shall have notified the Borrower that the following conditions precedent have been satisfied:

          (a) Certain Documents. The Administrative Agent shall have received all of the following, all of which shall be in form and substance satisfactory to the Agents, in sufficient originally executed copies for each of the Lenders:

                    (i) this Amendment, duly authorized and executed by the Borrowers, the Guarantors and Lenders constituting the Requisite Lenders; and

                    (ii) such additional documentation as the Agents or the Requisite Lenders may reasonably require.

          (b) Representations and Warranties. Each of the representations and warranties contained in Article VI (Representations and Warranties) of the Credit Agreement or the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and as of each Amendment Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby as of the Amendment Effective Date.

          (c) No Events of Default. After giving effect to this Amendment, no Default or Event of Default (except for those that may have been duly waived and other than in respect of the delivery of certain Loan Documents) shall have occurred and be continuing on the date hereof or either Amendment Date.

          (d) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent and the Requisite Lenders.

          (e) Fees and Expenses Paid. The Borrower shall have paid all Obligations due on or before the later of the date hereof, the Amendment Effective Date and the Conditions

Satisfaction Date including, without limitation, the fees set forth in Section 5(a) (Fees, Costs and Expenses) hereof, the Credit Agreement or any other Loan Document.

     Section 3.  Representations and Warranties

          On and as of the date hereof and each Amendment Date, after giving effect to the terms of this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

          (a) this Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and the Credit Agreement, as amended by this Amendment as of the Amendment Effective Date, constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms;

          (b) each of the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement or the other Loan Documents are true and correct in all material respects on and as of the date hereof and each Amendment Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the "Credit Agreement" shall be deemed to include this Amendment; and

          (c) no Default or Event of Default has occurred and is continuing (except for those that may have been duly waived and other than in respect of the delivery of certain Loan Documents).

     Section 4.  Reference to and Effect on the Loan Documents

          (a) As of the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby as of the Amendment Effective Date, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be modified to reflect the changes made in this Amendment as of the Amendment Effective Date.

          (b) Except as specifically waived above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank, the Arrangers or the Agents under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

          (d)  This Amendment is a Loan Document.

     Section 5.  Fees, Costs and Expenses

          (a) As consideration for the execution of this Amendment, the Borrowers agree to pay to the Administrative Agent for the account of each Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed signature page for this Amendment by October 12, 2001 in accordance with their respective Pro Rata Shares a fee equal to 0.25% of the sum of (i) the Revolving Credit Commitments in effect as of the date hereof and (ii) the principal amount of Term Loans outstanding on the date hereof.

          (b) The Borrowers agree to pay on demand in accordance with the terms of Section 13.2 (Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     Section 6.  Guarantor Consent

          Each Guarantor hereby consents to this Amendment and agrees that the terms hereof shall not affect in any way its obligations and liabilities under the Loan Documents, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

     Section 7.  Headings

          The headings contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     Section 8.  Execution in Counterparts

          This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

     Section 9.  Notices

          All communications and notices hereunder shall be given as provided in the Credit Agreement.

     Section 10. Severability

          The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any other person.

     Section 11.  Successors

          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

     Section 12.  Governing Law

          This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the law of the State of New York.

     Section 13.  Waiver of Jury Trial

          Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

                           [SIGNATURE PAGES FOLLOW]

          In Witness Whereof, this Amendment has been duly executed on the date set forth above.

                        [Signature Pages To Be Provided]




 [The IT Group, Inc. / Signature Page to Amendment No. 2 to Second Amended and
                           Restated Credit Agreement]